Exhibit 99.4

Employment Agreement

September 21, 2005

This Employment Agreement (this “Agreement”) is between Saks Incorporated (“SKS”) and its subsidiaries listed on the signature page of this Agreement and Michael Archbold (the “Executive”).

Terms and Conditions

The parties to this Agreement agree as follows:

1. Employment. The Company (as defined in the next sentence) employs the Executive, and during the Executive’s employment the Executive will serve, as Executive Vice President-Chief Financial Officer and Chief Administrative Officer for the Saks Fifth Avenue Enterprises operating business (the “Business”). In this Agreement the term “the Company” means SKS and any of its subsidiaries that employs the Executive in accordance with this Agreement at the time of determination or reference. The first day of the Executive’s employment with the Company pursuant to this Agreement will be October 3, 2005 and is referred to as the “Employment Start Date.”

2. Duties. The Executive will report to the Chief Executive Officer of the Business. The Executive will perform the duties and responsibilities that the Chief Executive Officer of the Business may assign from time to time. Subject to the next sentence, during the Executive’s employment the Executive will (a) devote substantially all of the Executive’s working time, energies, and skills to the benefit of the Company’s business and (b) serve the Company diligently and to the best of the Executive’s ability and to use the Executive’s best efforts to follow the policies and directions of the Executive’s supervisors. The Executive may (x) continue to serve as a director of The Yankee Candle Company, Inc. and (x) serve as a director of up to two publicly traded companies that are not Competitors (as defined in section 6(b)(iv)(D)) at any time during the period specified in section 6(b)(iv), but only if such service as a director described in clauses (x) and (y) does not interfere with the Executive’s obligations in the second sentence of this section 2.

3. Compensation. During the Executive’s employment the Executive’s compensation and benefits under this Agreement will be as follows:

(a) Base Salary. The Company will pay the Executive a base salary at a rate of no less than $500,000 per year (“Base Salary”) beginning on the Employment Start Date. Base Salary will be paid in installments in accordance with the Company’s normal payment schedule. All payments will be subject to the deduction of payroll taxes and similar assessments as required by law.

(b) Bonus. In addition to Base Salary, the Executive will be eligible for an annual cash bonus. Except as provided in the next sentence, the bonus for achievement of performance objectives at the target level will be 50% of Base Salary and the bonus for achievement of performance objectives at the maximum level will be 87.5% of Base Salary, in all circumstances in accordance with and subject to the terms and conditions of the Company’s bonus program in effect for the Business from time to time. For the Company’s 2005 fiscal year, the Executive’s cash bonus will be no less than $100,000. The Company will make payments in accordance with this subsection (b) at the time provided in its annual bonus plans. The Executive must be employed by the Company on the bonus payment date to be eligible to receive the cash bonus to be paid on that date.

(c) Effect Of Change in Control On Stock-Based Awards. Except as otherwise provided herein, SKS’s 2004 Long-Term Incentive Plan (the “2004 Plan”) will govern the vesting of all awards made to the Executive in accordance with the 2004 Plan if a “Change in Control” as defined in the 2004 Plan occurs.

(d) Restricted Stock Award. Subject to the terms and conditions of the 2004 Plan and the following sentences of this subsection (d), SKS awards to the Executive 150,000 shares of restricted stock pursuant to the 2004 Plan, 37,500 shares of which will vest on the first anniversary of the Employment Start Date, 37,500 shares of which will vest on the second anniversary of the Employment Start Date, 37,500 shares of which will vest on the third anniversary of the Employment Start Date, and 37,500 shares of which will vest on the fourth anniversary of the Employment Start Date. The award is subject to the following additional conditions: (i) approval by the Human Resources/Option Committee of the SKS Board of Directors (the “Committee”); (ii) the Executive’s execution and delivery to SKS of a restricted stock agreement in the form that in all material respects is the same form as executed and delivered by executives of the Company in positions that are comparable to the Executive’s position; and (iii) except as provided in section 4(b)(ii), the Executive must be continuously employed by the Company from the Employment Start Date to a vesting date to receive the shares that would vest on that date in accordance with the first sentence of this paragraph (d). Shares of restricted stock subject to the award that do not vest in accordance with this subsection (d) will, except as provided in section 4(b)(ii), terminate and will not be awarded to the Executive. Management of SKS will recommend to the Committee that it approve the award of restricted stock described in this subsection (d).

(e) Restricted Stock Award for Good Reason. Subject to the terms and conditions of the 2004 Plan and the following sentences of this subsection (e), if the Good Reason described in section 4(a)(iv) occurs, SKS will within fifteen business days of the occurrence award to the Executive 75,000 shares of restricted stock pursuant to the 2004 Plan, 25,000 shares of which will vest on the first anniversary of date of the award, 25,000 shares of which will vest on the second anniversary of the date of the award, and 25,000 shares of which will vest on the third anniversary of the date of the award. The award will be subject to the following additional conditions: (i) approval by the Committee; (ii) the Executive’s execution and delivery to SKS of a restricted stock agreement in the form that in all material respects is the same form as executed and delivered by executives of the Company in positions that are comparable to the Executive’s position; and (iii) the Executive must be continuously employed by the Company from the Employment Start Date to a vesting date to receive the shares that would vest on that date in accordance with the first sentence of this paragraph (e). Shares of restricted stock subject to the award that do not vest in accordance with this subsection (e) will terminate and will not be awarded to the Executive.

(f) Performance Shares. Subject to the terms and conditions of the 2004 Plan and the following sentences of this subsection (f), SKS will award to the Executive 20,000 performance shares pursuant to Section 8 of the 2004 Plan with respect to each of the SKS’s 2006, 2007, and 2008 fiscal years. Each of the three annual awards of 20,000 performance shares will include performance targets and performance measures as determined by the Committee in accordance with Section 8(e) of the 2004 Plan and a one-year performance period. Each of the three annual awards of 20,000 performance shares will require (i) threshold-level performance to be 90% of plan performance and reflect a 10,000-share payout at the threshold level of performance, (ii) a 15,000-share payout at the target level of performance, and (iii) a 20,000-share payout at the maximum level of performance. The Committee will determine whether an award has been earned in accordance with the 2004 Plan. If the Committee determines that an award has been earned in whole or in part, in accordance with Section 8(a) of the 2004 Plan the earned performance shares will be subject to a restriction period that will end, and the shares will fully vest, on the last day of the fiscal year following the fiscal year used as the performance period for the award. To receive the performance shares subject to an award, the Executive must be continuously employed by the Company to the last day of the restriction period. Each award to be made as described in this subsection (f) is subject to Committee approval and the Executive’s execution and delivery to SKS of a performance share agreement in the form that in all material respects is the same form as executed and delivered by executives of the Company in positions that are comparable to the Executive’s position. Performance shares not awarded by SKS in accordance with this subsection (f) will terminate and will not be awarded to the Executive.

(g) One-Time Payment. The Company will pay $100,000 to the Executive on the first business day following the 89th day following the Employment Start Date if the Executive is employed on that first business day in accordance with this Agreement. The Executive will repay such payment to the Company if on or before the first anniversary of the Employment Start Date the Executive terminates the Executive’s own employment other than for Good Reason (as defined in section 4(a)) or the Company terminates the Executive’s employment for Cause (as defined in section 5). The Executive will make the repayment on or before the fifth business day following the date of termination of employment. If the Executive dies or becomes disabled (determined in accordance with the Company’s disability plan) while employed by the Company in accordance with this Agreement, the repayment obligation will terminate upon the Executive’s death or disability.

(h) Insurance And Benefits. During the Executive’s employment the Company will allow the Executive to participate in each employee benefit plan and receive each executive benefit applicable to executives in positions that are comparable to the Executive’s position.

(i) Moving Expenses. The Executive will be entitled to receive prompt reimbursement for all reasonable expenses incurred in accordance with the Company’s policies to move the Executive, the Executive’s family, and the Executive’s household effects from

Memphis, Tennessee to New York, New York metropolitan area. All reimbursement payments by the Company in accordance with this subsection will include an additional payment in an amount equal to the income taxes that the Executive is obligated to pay to taxing authorities with respect to such reimbursement payments, payable in accordance with the Company’s policies. The Executive will repay to the Company the amount paid to the Executive in accordance with this paragraph (i) if before the first anniversary of the Employment Start Date the Executive terminates the Executive’s own employment (other than for Good Reason (as defined in section 4(a)) or the Company terminates the Executive’s employment for Cause (as defined in section 5). The Executive will make the repayment on or before the fifth business day following the date of termination. If the Executive dies or becomes disabled (determined in accordance with the Company’s disability plan) while employed by the Company in accordance with this Agreement, the repayment obligation will terminate upon the Executive’s death or disability.

4. Termination Without Cause Or For Good Reason; Death; Disability.

(a) Without Cause; Good Reason. The Company may terminate this Agreement at any time without Cause, and the Executive may terminate this Agreement at any time for Good Reason, in either case upon fifteen days’ prior written notice to the other. “Good Reason” means if one or more of the following events were to occur: (i) a mandatory relocation of the Executive’s principal place of employment outside of a fifty mile radius from New York County, New York; (ii) the Executive’s reporting relationship is changed so that the Executive reports to a person who is not the Chief Executive Officer of the Business or the direct or indirect supervisor of the Chief Executive Officer of the Business; (iii) a substantial reduction in the Executive’s duties or responsibilities; (iv) within two years after the Employment Start Date the Executive is not assigned the duties and responsibilities of Chief Financial Officer and Chief Administrative Officer with respect to the Business (which duties and responsibilities are described in the last sentence of this subsection (a)); or (v) the Company’s failure to pay the compensation and benefits described in section 3 of this Agreement after the Executive has given the Company written notice of, and a reasonably opportunity to cure, the breach. Upon termination of the Executive’s employment in accordance with this subsection (a), this Agreement will terminate except for subsections (b), (c), and (d) of this section and section 6, each of which will continue in effect in accordance with its terms. For purposes of this subsection (a), the duties and responsibilities of a “Chief Financial Officer and Chief Administrative Officer” include those duties and responsibilities commonly assigned to these positions in a business operated as a publicly traded company or, if the Business is not operated as a publicly traded company, in a business operated as a privately owned, stand-alone enterprise.

(b) Payments and Benefits Upon Termination. Subject to the next sentence, if the Executive’s employment is terminated as described in subsection (a) of this section, the Company will pay, and otherwise make available, to the Executive the severance benefits, in addition to all earned but unpaid wages, described in paragraphs (i) and (ii) of this subsection (b). The Company’s obligation to pay, and otherwise make available to, the Executive the severance benefits described in paragraphs (i) and (ii) of this subsection (b) is subject to subsections (c) and (d) of this section and the Company’s receipt of a written release, in form and substance reasonably satisfactory to the Company, executed and delivered by the Executive in which the

Executive releases the Company and its affiliates from all claims of, and liabilities and obligations to, the Executive arising out of this Agreement.

(i) Upon termination, an amount equal to two times the Executive’s Base Salary to be paid in monthly installments of Base Salary at the rate in effect at the time of termination (the “Severance Payment”); and

(ii) Immediate vesting of all restricted stock awards and, to the extent permitted by the 2004 Plan, immediate vesting of all stock options and performance share awards.

(c) 2000 Plan. If the Company terminates this Agreement without Cause and as a result the Executive would be entitled to receive a severance payment in accordance with the terms of SKS’s 2000 Change of Control and Material Transaction Severance Plan, as amended from time to time (the “2000 Plan”), if then in effect, that would be greater than the Severance Payment, then only in that circumstance and solely for purposes of 2000 Plan the Executive will be entitled to the payment under the 2000 Plan and will not be entitled to the Severance Payment and this Agreement will not constitute an Existing Program as defined in the 2000 Plan.

(d) Engagement in Association. If the Executive directly or indirectly engages in an association that constitutes an Association (as defined in section 6(b)(iv)(D) of this Agreement), the Company’s obligation to make the Severance Payment in accordance with this section will immediately terminate.

(e) Death. This Agreement will terminate upon the Executive’s death, except as to: (i) the right of the Executive’s estate to exercise all unexercised stock options, if any, in accordance with and subject to the Company’s stock option plan under which the unexercised stock options were granted, (ii) other entitlements under this Agreement that expressly survive death, and (iii) any rights that the Executive’s estate or dependents may have under COBRA or any other federal or state law or that are derived independent of this Agreement by reason of the Executive’s participation in any employee benefit arrangement or plan maintained by the Company.

5. Termination by the Company for Cause. The Company may terminate this Agreement for Cause at any time and upon such termination the Executive’s employment will terminate, in which event no salary will accrue and no bonus will be paid after such termination. For purposes of this Agreement, the term “Cause” will mean and be strictly limited to: (i) conviction of the Executive, after all applicable rights of appeal have been exhausted or waived, for any crime that materially discredits the Company or is materially detrimental to the reputation or goodwill of the Company; (ii) commission of any material act of fraud or dishonesty by the Executive against the Company or commission of an immoral or unethical act that materially reflects negatively on the Company; or (iii) the Executive’s continual and material breach of the Executive’s obligations under section 2 of this Agreement as determined by the Committee after the Executive has been given written notice of the breach and a reasonable opportunity to cure the breach. Termination for Cause will be effective immediately upon notice sent or given to the

Executive. Termination of this Agreement in accordance with this section 5 will not terminate the Executive’s obligations under section 6 of this Agreement.

6. Protection of the Company’s Confidential Information and Goodwill.

(a) Confidential Information. For purposes of this Agreement, “Confidential Information” includes, without limitation but subject to the next sentence, all documents and information of SKS or one of more of its subsidiaries, in all forms and mediums, concerning or evidencing one or more of the following: sales; costs; pricing; strategies; forecasts and long-range plans; financial and tax information; personnel information; business, marketing, and operational projections, plans, and opportunities; and customer, vendor, and supplier information. Confidential Information excludes any document or information that is or becomes available to the public other than as a result of any breach of this Agreement or other unauthorized disclosure by the Executive. Confidential Information does not have to be designated as such to constitute Confidential Information.

(b) Non-Disclosure; Non-Competition; and Remedies.

(i) The Executive acknowledges and agrees that (A) the business of the Company and its affiliates is highly competitive, (B) that the Company and its affiliates have expended considerable time and resources to develop good will with its customers, vendors, and others and to create, exploit, and protect Confidential Information, (C) the Company and its affiliates must continue to prevent the dilution of their goodwill and unauthorized use and disclosure of Confidential Information to avoid irreparable harm to their businesses, (D) the Executive’s participation in the business activities of the Company and its affiliates is and will be integral to the continued operation, goodwill, and success of the business of the Company and its affiliates, (E) the Executive will be creating Confidential Information, and (F) the Executive will have access to Confidential Information that could be used by third parties in a manner that would be detrimental to the competitive position of the Company or one of its affiliates.

(ii) The Company acknowledges and agrees that the Executive will need the benefits and use of the goodwill of the Company and its affiliates and Confidential Information in order for the Executive to properly perform the Executive’s responsibilities in accordance with this Agreement. The Company will provide the Executive immediate access to new and additional Confidential Information and authorizes the Executive to engage in activities that will create new and additional Confidential Information. The Executive acknowledges and agrees that the Executive will benefit from access to Confidential Information, including without limitation as a result of the Executive’s increased earnings and earning capacity.

(iii) Accordingly, the Executive agrees that:

(A) All Confidential Information will remain the sole and exclusive property of the Company and its affiliates;

(B) The Executive will protect and safeguard all Confidential Information;

(C) The Executive will hold all Confidential Information in strictest confidence and not, directly or indirectly, disclose or divulge any Confidential Information to any person other than an employee of the Company or one of its affiliates to the extent necessary for the proper performance of the Executive’s responsibilities unless authorized to do so by the Company or compelled to do so by law or valid legal process;

(D) If the Executive believes the Executive is compelled by law or valid legal process to disclose or divulge any Confidential Information, the Executive will notify the Company in writing sufficiently in advance of any such disclosure to give the Company the opportunity to take all actions necessary to protect the interests of the Company or its affiliates against such disclosure;

(E) At the end of the Executive’s employment pursuant to this Agreement for any reason or at the request of the Company at any time, the Executive will return to the Company all copies of all Confidential Information in all tangible forms and mediums; and

(F) Absent the promises and representations of the Executive in this paragraph (iii) and paragraph (iv) below, the Company would not provide the Executive with Confidential Information, would not authorize the Executive to engage in activities that would create new and additional Confidential Information, and would not enter into this Agreement.

(iv) The Executive agrees to not engage in a Prohibited Activity for the period beginning on the date of this Agreement and ending twelve months from the date of termination of the Executive’s employment for any reason. “Prohibited Activity” means any one or more of the following:

(A) Directly or indirectly disparaging the Company or any of its affiliates, or any products, services, or operations of the Company or any of its affiliates, or any former, current, or future officer, director, or employee of any the Company or any of its affiliates, but this subsection does not apply to the Executive’s truthful and complete testimony and disclosures to government agencies;

(B) Whether on the Executive’s own behalf or on behalf of any other individual, partner, firm, corporation, or business organization, either directly or indirectly soliciting or inducing or attempting to solicit or induce any person who is then employed by the Company or any of its affiliates to leave that employment;

(C) Whether on the Executive’s own behalf or on behalf of any other individual, partnership, firm, corporation, or business organization, either directly or indirectly soliciting or inducing, or attempting to solicit or induce any person who is then a customer, supplier, or vendor of the Company or any of its affiliates to cease being a customer, supplier, or vendor of the Company or to divert all or any part of such person’s or entity’s business from the Company or any of its affiliates;

(D) Associating, directly or indirectly, as an employee, officer, director, agent, partner, owner, stockholder, representative, consultant, or vendor with, for, or on behalf of any Competitor (as defined below in this subparagraph (D) (each an “Association”), unless the Company in the exercise of its reasonable discretion has approved each Association in accordance with the following sentence. The Company’s approval for an Association will be evidenced exclusively by a written agreement that has been executed and delivered by, and is legally binding on, the Company and the Executive, that includes terms and conditions that the Company deems reasonably necessary to preserve its goodwill and the confidentiality of the Confidential Information in accordance with this Agreement, and that includes all other terms and conditions that the Company determines in its sole discretion are reasonably necessary under the circumstances. The restrictions in the foregoing sentences of this subparagraph (D) apply to the Executive’s direct and indirect performance of the same or similar activities the Executive has performed for the Company or any of its affiliates and to all other activities that reasonably could lead to the disclosure of Confidential Information. The Executive will not have violated this subparagraph (D) solely as a result of the Executive’s investment in capital stock or other securities of a Competitor or any of its Affiliates listed on a national securities exchange or actively traded in the over-the-counter market if the Executive and the members of the Executive’s immediate family together do not, directly or indirectly, hold more than five percent of all such shares of capital stock or other securities issued and outstanding. For purposes of this subparagraph (D), the term “Competitor” means each of the Bloomingdale’s and Marshall Field’s businesses of Federated Department Stores, Inc., The Neiman Marcus Group, Inc. and its Bergdorf Goodman business, Barney’s New York, Inc., and Nordstrom, Inc. and with respect to each of the foregoing the luxury retail businesses or operations owned or operated in the United States of America by it or by any of its Affiliates or successors of each of them. For purposes of this subparagraph (D), “Affiliate” means with respect to a specific corporation, limited liability company, general or limited partnership, sole proprietorship, or other for profit or non-profit business organization or association (each the “subject entity”), any other corporation, limited liability company, general or limited partnership, sole proprietorship, or other for profit or non-profit business organization or association directly or indirectly controlling or controlled by or directly or indirectly under common control with the subject entity.

(v) The Executive acknowledges and agrees that (A) the restrictions contained in this section 6(b) are ancillary to an otherwise enforceable agreement, (B) the agreements and undertakings of the Company in this Agreement and the Executive’s position and responsibilities with the Company give rise to, and are valid consideration for, the Company’s interest in restricting the Executive’s post-employment activities, (C) the restrictions are reasonably designed to enforce the Executive’s agreements and undertakings in this section 6(b) and the Executive’s common-law obligations and duties owed to the Company and its affiliates, (D) the restrictions are reasonable and necessary, valid and enforceable under Tennessee law, and do not impose a greater restraint than reasonably necessary to protect the goodwill and other legitimate business interests of the Company and its affiliates and the Confidential Information, (E) the agreements and undertakings of the Company and the Executive in this section 6(b) are not contingent on the duration of the Executive’s employment with the Company; and (F) absent the agreements and undertakings made by the Executive in this section 6(b), the Company would not provide the Executive with Confidential Information, would not authorize the Executive to engage in activities that would create new and additional Confidential Information, and would not have entered into this Agreement.

(vi) Without limiting the right of Company to pursue all other legal and equitable remedies available for violation by the Executive of the Executive’s agreements in this section 6, the Executive agrees that such other remedies cannot fully compensate Company for any such violation and that the Company will be entitled to injunctive relief to prevent any such violation or any continuing violation. The Executive also agrees that the Company will be entitled to recover its attorneys’ fees, expenses, and court costs, in addition to any other remedies to which the Company may be entitled if the Executive breaches this Agreement.

(vii) The Executive will forfeit all unexercised, unearned, and unpaid awards under the Plans, including, but not by way of limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if (i) the Executive, without the written consent of the Company, engages directly or indirectly in an association that constitutes an Association; or (ii) the Executive performs any act or engages in any activity which in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company.

(viii) If within six months following the Executive’s termination of employment the Executive, without the written consent of the Company, engages directly or indirectly in an association that constitutes an Association, the Executive will be required to pay to the Company an amount in cash equal to the sum of the following: (i) with respect to awards made under the Plans consisting of stock options and stock appreciation rights, the amounts realized in connection with the Executive’s exercise of the options or the settlement of the stock appreciation rights on or after, or within six months prior to, the Executive’s termination of employment; and (ii) with respect to awards made under the Plans consisting of restricted stock, restricted stock units, performance shares, performance share units, and performance units, the value of the awards that vested on or after, or within six months prior to, the Executive’s termination of employment, which value will be determined as of the date of vesting.

(ix) Subsections (vii) and (viii) will be void and of no legal effect upon a Change in Control.

(x) If in any action before any court or agency legally empowered to enforce the agreements contained in this section 6 any term, restriction, or agreement contained in this section 6 is found to be unreasonable or otherwise not permitted by applicable law, then such term, restriction, or agreement will be deemed modified to the extent necessary to make it enforceable by such court or agency.

(xi) The agreements of the Executive contained in this section 6 will survive the end of the Executive’s employment by the Company for any and all reasons.

7. General Provisions.

(a) Notices. Any notice to be given hereunder by either party to the other may be effected in writing by personal delivery, mail, overnight courier, or facsimile. Notices will be addressed to the parties at the addresses set forth below, but each party may change its address by written notice in accordance with this section 8(a). Notices will be deemed communicated as of the actual receipt or refusal of receipt.

If to the Executive:	Michael Archbold
4257 Belle Meade Cove
Memphis, Tennessee 38117

If to the Company:	General Counsel
Saks Incorporated
750 Lakeshore Parkway
Birmingham, Alabama 35211

(b) Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will, nevertheless, continue in full force and without being impaired or invalidated in any way.

(c) Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to employment of the Executive by the Company and contains all of the covenants and agreements between the parties with respect to such employment. Each party to this Agreement acknowledges that no representations, inducements or agreements, oral or otherwise, that have not been embodied herein, and no other agreement, statement or promise not contained in this Agreement, will be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

(d) Resignation. If the Executive’s employment is terminated, the Executive agrees to resign as an officer of the Company (and all of its affiliates), as the case may be, effective as of the date of such termination. Upon termination of employment, the Executive agrees to return to the Company upon such termination any of the following which contain confidential information: all documents, instruments, papers, facsimiles, and computerized information which are the property of the Company or such subsidiary or affiliate.

(e) Headings. The section and subsection headings are for convenience of reference only and will not define or limit the provisions of the sections and subsections.

(f) Attorney’s Fees. If the Executive brings any action to enforce the Executive’s rights under this Agreement after a Change in Control, the Company will reimburse the Executive for the Executive’s reasonable costs, including attorney’s fees, incurred. The Company will reimburse the Executive as the costs are incurred and without regard to the outcome of the action.

(g) Successors and Assigns; Transferability of Obligations. This Agreement is binding upon the Company and its successors (including without limitation by merger or otherwise by operation of law) and permitted assigns of each and upon the Executive and the Executive’s heirs, executors and other legal representatives, and permitted assigns. The Company will have the unrestricted right to transfer its obligations under this Agreement with respect to the Executive to any person, including without limitation to any purchaser of all or any part of the Company’s business.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Tennessee.

Saks Incorporated

By:	/S/ CHARLES J. HANSEN
Charles J. Hansen
Executive Vice President and
General Counsel

Saks & Company
Saks Direct, Inc.
Saks Distribution Centers, Inc.
Saks Fifth Avenue Distribution Company
Saks Fifth Avenue, Inc.
Saks Wholesalers, Inc.

Saks Fifth Avenue of Texas, Inc.

Saks Holdings, Inc.

Tex SFA, Inc.

SCCA Store Holdings, Inc.

SCIL Store Holdings, Inc

SCCA, LLC

SCIL, LLC

SFAILA, LLC

New York City Saks, LLC

Saks Fifth Avenue Texas, L.P.

By:	/S/ CHARLES J. HANSEN
Charles J. Hansen
Executive Vice President

/S/ MICHAEL ARCHBOLD
Michael Archbold